Exhibit 10.3


                             AGREEMENT WITH RESPECT
                           TO OWNERSHIP OF THE TONALA

     THIS AGREEMENT, dated as of July 20, 2000 (this "AGREEMENT"), among Chiles Offshore LLC, a Delaware limited liability company to be renamed Chiles Offshore Inc. upon its conversion into a Delaware corporation ("CHILES"), Perforadora Central, S.A. de C.V., a corporation organized under the laws of Mexico ("PERFORADORA"), Grupo Industrial Atlantida, S.A. de C.V., a corporation organized under the laws of Mexico ("GIA"), Patricio Alvarez Morphy, Javier Alvarez Morphy, Luis Alvarez Morphy and Enrique Chavez Quintana (such natural persons being referred to collectively as the "STOCKHOLDERS" and, together with Perforadora and GIA, as the "PERFORADORA PARTIES").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, Perforadora owns the jack-up drilling rig named the TONALA (together with all related spare parts and equipment appertaining to the Tonala whether on board or on shore) (the "RIG"), which has been operated by Chiles pursuant to a bareboat charter dated as of November 30, 1999, as amended (the "BAREBOAT CHARTER"); and

     WHEREAS, the Stockholders own all of the outstanding capital stock of GIA which, in turn, owns all of the outstanding capital stock of Perforadora; and

     WHEREAS, subject to the conversion of Chiles into a Delaware corporation and the completion by Chiles of a Successful IPO (as hereinafter defined), Chiles desires to acquire direct or indirect ownership of the Rig and the Stockholders desire to cause such ownership to be conveyed to Chiles in such manner that the Rig will be owned by a wholly-owned subsidiary of Chiles, such subsidiary will assume the outstanding Title XI Bonds (as hereinafter defined) and the Stockholders will receive an agreed upon number of shares of Chiles common stock in exchange therefor;

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                   FORMATION AND EXECUTION OF MERGER AGREEMENT

     Section 1.01. Intermediate Transactions.

     (a) As soon as practicable after the receipt of MARAD Approval (as hereinafter defined), through the series of transactions described on Exhibit A hereto or such other transactions as may be determined by the Perforadora Parties (the "INTERMEDIATE TRANSACTIONS"), the Perforadora Parties shall cause the following to occur in accordance with all applicable laws:

          (i) Two new Delaware corporations (herein referred to as "PERFORADORA DELAWARE" and "TONALA DELAWARE") to be incorporated in accordance with the Delaware General Corporation Law (the "DGCL");

          (ii) Perforadora Delaware to issue shares of its common stock to the Stockholders (pursuant to a merger transaction with "GIA (2)" described on Exhibit A hereto or otherwise), who shall be the only stockholders of Perforadora Delaware, and otherwise cause Perforadora Delaware to be duly organized in accordance with the DGCL;

          (iii) Tonala Delaware to issue shares of its common stock to Perforadora Delaware, which shall be the sole stockholder of Tonala Delaware, and otherwise cause Tonala Delaware to be duly organized in accordance with the DGCL;

          (iv) Perforadora Delaware to have no liabilities and no assets other than ownership of all outstanding common stock of Tonala Delaware;

          (v) Tonala Delaware to own all rights, title and interests in and to the Transferred Assets and assume the Transferred Liabilities; and

          (vi) Tonala Delaware to have no assets or liabilities other than the Transferred Assets and Transferred Liabilities;

PROVIDED, HOWEVER, that prior to a Successful IPO, none of the foregoing shall require the Perforadora Parties to transfer any assets to, or merge any entity with or into, any Delaware entity.

     (b) APPROVAL OF INTERMEDIATE TRANSACTIONS. Each of the Intermediate Transactions shall be in form and substance reasonably satisfactory to Chiles and its counsel, including, without limitation, the adoption by Perforadora and GIA of resolutions, in form and substance reasonably satisfactory to Chiles, to the effect that any and all liabilities (other than the Transferred Liabilities), including without limitation, tax liabilities under applicable laws or regulations, that may arise from or in connection with any of the transactions comprising a part thereof shall remain with and be the sole liability of Perforadora and GIA or their predecessors in interest, and shall not be the liabilities of Perforadora Delaware or Tonala Delaware (collectively, the "DELAWARE ENTITIES," and, together with Perforadora and GIA, the "PERFORADORA ENTITIES"). The Perforadora Parties shall furnish true and correct copies of all documents relating to or effecting the Intermediate Transactions to Chiles for review prior to the execution and delivery thereof by the Perforadora Entities and shall provide Chiles with pro forma balance sheets of the Perforadora Entities reflecting the transactions contemplated thereby.

     Section 1.02. Merger Agreement.

     (a) Subject to the satisfaction of the conditions precedent set forth in
Section 2.01 hereof, the Perforadora Parties shall cause Perforadora Delaware to


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
execute and deliver a merger agreement in the form attached as Exhibit B hereto (the "MERGER AGREEMENT") and to perform its obligations thereunder.

     (b) Subject to the satisfaction of the conditions precedent set forth in
Section 2.02 hereof, Chiles shall execute and deliver the Merger Agreement and perform its obligations thereunder.

     (c) The date on which each of Perforadora Delaware and Chiles has executed and delivered the Merger Agreement is referred to herein as the "EFFECTIVE DATE", PROVIDED, HOWEVER, in the event that the "Effective Time" (as defined in the Merger Agreement) shall not occur on the date on which each of Perforadora Delaware and Chiles has executed and delivered the Merger Agreement, the "Effective Date" for purposes hereof shall mean the date on which the Effective Time shall occur.

                                   ARTICLE II
                     CONDITIONS TO EXECUTION AND DELIVERY OF
                          MERGER AGREEMENT OBLIGATIONS

     SECTION 2.01. CONDITIONS PRECEDENT TO OBLIGATIONS OF CHILES. The obligation of Chiles to execute, deliver and perform its obligations under the Merger Agreement is subject to the fulfillment, on or prior (except as otherwise indicated) to the Termination Date, of each of the following conditions (any or all of which may be waived by Chiles in whole or in part to the extent permitted by applicable law):

     (a) MARAD Approval shall have been obtained;

     (b) the Intermediate Transactions shall have been consummated in accordance with Section 1.01 hereof;

     (c) a Successful IPO shall have been completed;

     (d) Chiles shall have been furnished with all consents and approvals referred to in Section 3.04;

     (e) all representations and warranties of the Perforadora Parties contained in Article III shall be true and correct on the Effective Date with the same effect as though those representations and warranties had been made again at and as of that time;

     (f) the Perforadora Parties shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Date;

     (g) Chiles shall have been furnished with certificates (dated the Effective Date and in form and substance reasonably satisfactory to Chiles) executed by each of the Perforadora Parties, certifying as to the fulfillment of the conditions specified in Sections 2.01(e) and (f) hereof;


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
     (h) no Legal Proceedings shall have been instituted or threatened or claim or demand made against any of the Perforadora Parties or Chiles seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

     (i) Chiles shall have been furnished with (i) a copy of the text of any and all resolutions of the boards of directors (or comparable governing bodies) and stockholders of the Perforadora Entities, approving or otherwise relating to this Agreement, the Intermediate Transactions, the Merger Agreement and the other transactions contemplated hereby and thereby (collectively, the "TRANSACTION DOCUMENTS"), certified by the corporate secretary (or comparable officer) of each of the Perforadora Entities and in form and substance reasonably satisfactory to Chiles, (ii) an incumbency certificate signed by an officer of each of the Perforadora Entities certifying the signature and office of each person signing any of the Transaction Documents on such Perforadora Entity's behalf, (iii) a copy of the certificates of incorporation (or comparable document), as amended to date, of each of the Perforadora Entities certified by the secretary of state (or comparable official) from the state or jurisdiction of such Perforadora Entity's incorporation, (iv) copies of the by-laws (or comparable documents) of each of the Perforadora Entities, as amended to date, certified by the corporate secretary (or comparable officer) of such Perforadora Entity; and (v) good standing certificates for each of the Perforadora Entities issued as of a recent date by the secretary of state or comparable official from the state or jurisdiction of such Perforadora Entity's incorporation;

     (j) Chiles shall have been furnished with certificates, in form and substance reasonably satisfactory to Chiles, signed by the secretaries of each of the Delaware Entities (except as otherwise indicated), dated as of the Effective Date, identifying the following documents to be delivered therewith:
(i) the minute books of the Delaware Entities, (ii) the corporate seals of the Delaware Entities; (iii) all stock certificate books and stock ledgers of the Delaware Entities; and (iv) such other documents or instruments as Chiles may reasonably request in writing with respect to the Delaware Entities not less than two days prior to the Effective Date to carry out the intent and purposes of this Agreement, and such minute books, stock certificate books and other documents shall be complete, accurate and sufficient, to the reasonable satisfaction of Chiles and its counsel;

     (k) Chiles shall have been furnished with a statement dated not more than thirty (30) days before the date of the Effective Date, certified by an officer of Perforadora, certifying the amount of the unpaid principal and interest, date of maturity, and rate of interest under the Title XI Bonds;

     (l) All agreements between or among either of the Delaware Entities and any of the Perforadora Parties or their Affiliates, including, without limitation, all agreements relating to the purchase, sale or voting of any securities of the Delaware Entities' common stock, shall be terminated at or prior to the Effective Date.


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
     (m) Chiles shall have been furnished with (i) a legal opinion of counsel to the Perforadora Parties and (ii) an opinion from Arthur Andersen LLP as to tax matters relating to the Intermediate Transactions and the Merger, each of which shall be in form and substance reasonably satisfactory to Chiles.

     SECTION 2.02. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PERFORADORA PARTIES. The obligation of the Perforadora Parties to cause Perforadora Delaware to execute, deliver and perform its obligations under the Merger Agreement is subject to the fulfillment, on or prior (except as otherwise indicated) to the Termination Date, of each of the following conditions (any or all of which may be waived by the Perforadora Parties in whole or in part to the extent permitted by applicable law):

     (a) MARAD Approval shall have been obtained;

     (b) a Successful IPO shall have been completed;

     (c) all representations and warranties of Chiles contained in Article IV shall be true and correct on the Effective Date with the same effect as though those representations and warranties had been made again at and as of that time;

     (d) Chiles shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Date;

     (e) the Perforadora Parties shall have been furnished with certificates (dated the Effective Date and in form and substance reasonably satisfactory to the Perforadora Parties) executed by Chiles, certifying as to the fulfillment of the conditions specified in Sections 2.02(c) and (d) hereof;

     (f) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Perforadora Parties or Chiles seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

     (g) the Perforadora Parties shall have been furnished with (i) a copy of the text of any and all resolutions of the board of directors of Chiles approving or otherwise relating to the Transaction Documents certified by the corporate secretary of Chiles in form and substance reasonably satisfactory to the Perforadora Parties, (ii) an incumbency certificate signed by an officer of Chiles certifying the signature and office of each person signing any of the Transaction Documents on Chiles' behalf, (iii) a copy of Chiles' certificate of incorporation, as amended to date, certified by the secretary of state of Delaware, (iv) a copy of the by-laws of Chiles, as amended to date, certified by the corporate secretary of Chiles, and (v) a good standing certificate for Chiles, issued as of a recent date, by the secretary of state of Delaware.


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
     (h) The Perforadora Parties shall have been furnished with a legal opinion of counsel to Chiles in form and substance reasonably satisfactory to the Perforadora Parties.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE PERFORADORA PARTIES

     The Perforadora Parties hereby each represents and warrants to Chiles that the statements contained in this Article III are true, correct and complete, except as set forth in the Disclosure Schedule delivered by the Perforadora Parties to Chiles on the date hereof with section numbers in the Disclosure Schedule corresponding to the sections hereof that are qualified thereby.

     SECTION 3.01. ORGANIZATION AND GOOD STANDING. Each of Perforadora and GIA is, and each of the Delaware Entities on the Effective Date will be, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has or, in the case of the Delaware Entities, will have on the Effective Date, all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now or then conducted. Each of the Delaware Entities on the Effective Date will be duly qualified or authorized to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the lack of such qualification or authorization would not have a material adverse effect on the business of operating the Rig.

     SECTION 3.02. AUTHORITY OF PERFORADORA AND GIA. Perforadora and GIA each has, and each of the Delaware Entities will have on the Effective Date, full corporate power and authority to execute and deliver each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance by each of Perforadora and GIA of each Transaction Document to which it is a party has been, and the execution, delivery and performance by each of the Delaware Entities of each Transaction Document to which it is a party will be on the Effective Date, duly authorized by all necessary corporate action on behalf of each such Perforadora Entity, including without limitation, the approval of the Merger Agreement and the merger contemplated thereby (the "MERGER") by the Stockholders. This Agreement has been, and each of the Transaction Documents will be, at or prior to the Effective Date, duly executed and delivered by each Perforadora Entity party thereto and (assuming the due authorization, execution and delivery by Chiles of this Agreement and, at the Effective Date, the Merger Agreement), this Agreement constitutes, and each of the other Transaction Documents when so executed and delivered will constitute, legal, valid and binding obligations of each Perforadora Entity party thereto, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).


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
     SECTION 3.03. CORPORATE RECORDS. Each of Perforadora and GIA have delivered to Chiles true, correct and complete copies of its certificate of incorporation (or comparable document), as amended to date, certified by the secretary of state (or comparable official) of its jurisdiction of organization and by-laws (or comparable document), as amended to date, certified by the corporate secretary (or comparable officer) of such Perforadora Entity.

     SECTION 3.04. CONFLICTS; CONSENTS OF THIRD PARTIES. (a) The execution and delivery by the Perforadora Entities of the Transaction Documents, the consummation of the transactions contemplated thereby and compliance by the Perforadora Entities with any of the provisions hereof or thereof will not (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws (or comparable organizational documents) of any of the Perforadora Entities; (ii) except as set forth on Schedule 3.04, conflict with, violate, result in the breach or termination of, or constitute a default under any Contract or other obligation to which any of the Perforadora Entities or Stockholders is a party or by which any of the Perforadora Entities' or Stockholders' properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which any of the Perforadora Entities or Stockholders is bound; or (iv) result in the creation of any Lien upon the properties or assets of any of the Perforadora Entities or Stockholders.

     (b) Except as set forth on Schedule 3.04, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of any of the Perforadora Entities or Stockholders in connection with the execution and delivery of any of the Transaction Documents, or the compliance by any of the Perforadora Entities or Stockholders with any of the provisions hereof or thereof.

     SECTION 3.05. NO UNDISCLOSED LIABILITIES. On the Effective Date, neither of the Delaware Entities shall have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) other than, in the case of Tonala Delaware, the Transferred Liabilities.

     SECTION 3.06. CONTRACTS. None of the Perforadora Parties or their Affiliates is party to any Contract relating to the Rig, including, without limitation, any Contract relating to the ownership, financing, construction, insurance, operation or maintenance thereof, other than the Rig Contracts and the agreements and instruments relating to the Title XI Bonds (the "TITLE XI DOCUMENTS"), the Perforadora Parties shall have furnished to Chiles promptly after the date of this Agreement true and complete copies of all Rig Contracts and all Title XI Documents, including all amendments thereto, none of the Perforadora Parties or their Affiliates is in violation, breach or default of any of the provisions of the Rig Contracts or the Title XI Documents and, to the knowledge of the Perforadora Parties, no other Person party to the Rig Contracts or the Title XI Documents is in violation, breach or default of any of the provisions thereof. Except for the Bareboat Charter or as set forth on Schedule 3.06, (a) none of the Perforadora Entities has any obligation to be performed by it under the Rig Contracts or any other agreements or instruments relating thereto and (b) neither of the Delaware Entities shall have any


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
obligation to be performed by it after the Effective Date under the Rig Contracts or any other agreements or instruments relating thereto.

     SECTION 3.07. INTELLECTUAL PROPERTY. To the knowledge of the Perforadora Parties, the use by the Perforadora Entities of the name "TONALA" or any variant or derivative thereof used by any of the Perforadora Entities does not violate or infringe any Intellectual Property Right of any Person.

     SECTION 3.08. BROKER'S AND FINDER'S FEE. No Person acting on behalf of any of the Perforadora Parties is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated herein.

     SECTION 3.09. LITIGATION. There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of any of the Perforadora Parties, overtly threatened against any of the Perforadora Parties with respect to the Rig or the transactions contemplated by the Transaction Documents before any governmental department, commission, board, agency, or instrumentality; nor, to the knowledge of any of the Perforadora Parties, is there any reasonable basis for any such action, proceeding, or investigation.

     SECTION 3.10. COMPLIANCE WITH LAWS; PERMITS. To the knowledge of the Perforadora Parties, the Perforadora Entities are in compliance with all Laws applicable to the operation of the Rig. On the Effective Date, the Delaware Entities shall have all governmental permits and approvals from state, federal or local authorities that are required for the Delaware Entities to operate the Rig.

     SECTION 3.11. INSURANCE. Schedule 3.11 sets forth a complete and accurate list of all policies of insurance of any kind or nature covering or relating to the Rig other than policies procured by Chiles under the Bareboat Charter. Any such policies are in full force and effect, and, to the Perforadora Parties' knowledge, none of the Perforadora Entities is in default of any provision thereof.

     SECTION 3.12. AUTHORIZATION. On the Effective Date, all shares of the outstanding capital stock of the Delaware Entities have been duly authorized and validly issued and will have been fully paid, nonassessable and not subject to preemptive rights and owned, in the case of Perforadora Delaware, by the Stockholders and, in the case of Tonola Delaware, by Perforadora Delaware, in each case free and clear of all Liens.

     SECTION 3.13. OWNERSHIP AND TRANSFER OF SHARES. The Stockholders are the record and beneficial owners of all shares of capital stock of GIA, and GIA is the record and beneficial owner of all shares of capital stock of Perforadora. On the Effective Date, the Stockholders shall be the record and beneficial owner of all of the shares of common stock of Perforadora Delaware, free and clear of any and all Liens, and Perforadora Delaware shall be the record and beneficial owner of the shares of capital stock of Tonala Delaware, free and clear of any and all Liens.


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
     SECTION 3.14. ASSETS AND LIABILITIES OF TONALA DELAWARE. On the Effective Date, Tonala Delaware shall have no assets other than the Transferred Assets, and shall have good and valid title to the Transferred Assets free and clear of all Liens, except for the Transferred Liabilities and Liens incurred by Chiles in the course of operating the Rig under the Bareboat Charter.

     SECTION 3.15. NO MISREPRESENTATION. No representation or warranty of the Perforadora Parties or the Stockholders contained in this Agreement, any schedule hereto, the Disclosure Schedule or in any certificate furnished by the Perforadora Parties to Chiles pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV
                            REPRESENTATIONS OF CHILES

     Chiles hereby each represents and warrants to the Perforadora Parties that the statements contained in this Article IV are true, correct and complete, except as set forth in the Disclosure Schedule delivered by Chiles to the Perforadora Parties on the date hereof with section numbers in the Disclosure Schedule corresponding to the sections hereof that are qualified thereby.

     SECTION 4.01. CHILES SEC DOCUMENTS. As of the Effective Date, Chiles shall have filed all required registration statements, reports, schedules, forms, statements and other documents with the Securities and Exchange Commission ("SEC") in connection with the Successful IPO and since the date of the Successful IPO (the "CHILES SEC DOCUMENTS"). As of their respective dates, the Chiles SEC Documents shall have complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Chiles SEC Documents, and none of the Chiles SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.02. ORGANIZATION AND GOOD STANDING. Chiles is a limited liability company (and, on the Effective Date, shall be a corporation) duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority (and, on the Effective Date, shall have all requisite corporate power and authority) to own, lease and operate its properties and to carry on its business as now or then conducted. Chiles is duly qualified or authorized to do business as a foreign limited liability company (and, on the Effective Date, shall be so qualified or authorized as a foreign corporation) and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the lack of such qualification or authorization would not have a material adverse effect on its business or operations.


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     SECTION 4.03. AUTHORITY OF CHILES. Chiles has full limited liability company power and authority (and, on the Effective Date, shall have full corporate power and authority) to execute and deliver each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance by Chiles of each Transaction Document to which it is a party has been duly authorized by all necessary limited liability company action (and, at or prior to the Effective Date, all necessary corporate action). This Agreement has been, and each of the Transaction Documents will be at or prior to the Effective Date, duly executed and delivered by Chiles and (assuming the due authorization, execution and delivery by the other parties thereto) this Agreement constitutes, and each of the other Transaction Documents to which Chiles is a party when so executed and delivered will constitute, legal, valid and binding obligations of Chiles, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     SECTION 4.04. CONFLICTS; CONSENTS OF THIRD PARTIES. (a) The execution and delivery by Chiles of the Transaction Documents to which it is a party, the consummation of the transactions contemplated thereby and compliance by Chiles with any of the provisions thereof will not (i) conflict with, or result in the breach of, any provision of the limited liability company agreement or certificate of formation of Chiles or, after Chiles' conversion into a corporation, the certificate of incorporation or by-laws of Chiles; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any Contract or other obligation to which Chiles is a party or by which Chiles' properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which Chiles is bound; or (iv) result in the creation of any Lien upon the properties or assets of Chiles.

     (b) Except as set forth on Schedule 4.04, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Chiles in connection with the execution and delivery of any of the Transaction Documents to which it is a party, or the compliance by Chiles with any of the provisions hereof or thereof.

     SECTION 4.05. LITIGATION. There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of any of Chiles, overtly threatened against Chiles with respect to the Rig or the transactions contemplated by this Agreement before any governmental department, commission, board, agency, or instrumentality; nor, to the knowledge of Chiles, is there any reasonable basis for any such action, proceeding, or investigation.

     SECTION 4.06. AUTHORIZATION; NUMBER OF SHARES COMPRISING TOTAL MERGER CONSOLIDATION. On the Effective date, all shares of the capital stock of Chiles that shall comprise the "Total Merger Consideration" (as defined in the Merger Agreement) shall have been duly authorized and validly issued and will have been fully paid,


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
nonassessable and not subject to preemptive rights. The number of shares of common stock of Chiles that comprise the Total Merger Consideration shall (rounded to the nearest whole share) be equal to 24% of the sum of (a) the number of shares of Chiles' common stock outstanding immediately prior to the Successful IPO (but excluding any shares issued in respect of options or rights to purchase membership interests exercised prior to the Successful IPO) and (b) the number of shares of Chiles' common stock comprising the Total Merger Consideration.

     SECTION 4.07. BROKER'S AND FINDER'S FEE. No Person acting on behalf of Chiles is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated herein, except that Chiles has agreed to pay any brokerage fee that may be due to Bassoe Offshore (USA) Inc. in connection with the transactions contemplated hereby.

     SECTION 4.08. NO MISREPRESENTATION. No representation or warranty of Chiles contained in this Agreement, any schedule hereto, the Disclosure Schedule or in any certificate furnished by Chiles to the Perforadora Parties pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V
                                CERTAIN COVENANTS

     SECTION 5.01. MARAD APPROVAL. The Perforadora Parties shall use their best efforts to obtain the consent and approval of The United States of America, acting by and through the Secretary of Transportation, represented by the Maritime Administrator (the "MARITIME ADMINISTRATOR"), as soon as practicable, to (a) the assumption by Tonala Delaware of the obligations under the Title XI Bonds and the Title XI Documents upon the transfer of ownership of the Rig to Tonala Delaware as contemplated hereby and (b) the release of any liability of all other parties with respect thereto upon such assumption such that Tonala Delaware shall be the sole obligor under the Title XI Documents (such consent and approval being referred to herein as "MARAD APPROVAL"), such approval to be satisfactory to the Perforadora Parties and Chiles. Such best efforts obligation includes, without limitation, the preparation of documentation with respect to the Intermediate Transactions for the review by the Maritime Administrator (or its designee) and consent of the Maritime Administrator thereto, obtaining the consent of all other parties required in connection therewith and the provision to the Maritime Administrator (or its designee) of such other documents and information that may be requested thereby. Chiles shall cooperate and provide assistance to the Perforadora Parties in connection therewith and agrees that, to the extent the Maritime Administrator requires Tonala Delaware to comply with the financial requirements of Section 8(b) of the Title XI Reserve Fund and Financial Agreement (I.E., positive working capital, long-term debt to equity ratio not to exceed two to one, and minimum net worth of $43,575,031), Chiles will cause Tonala Delaware to comply with such requirements on the Effective Date and provide evidence thereof to the Maritime Administrator in connection with the completion of the Merger.

     SECTION 5.02. CONDITIONS. (a) Subject to the prior receipt of Marad Approval, the Perforadora Parties shall use their best efforts to satisfy, as promptly as practicable, all conditions to the execution, delivery and performance of the Merger Agreement set forth in Section 2.01, including, without limitation, the performance of the covenants contained in Section 1.01 and the receipt of all consents and approvals set forth on Schedule 3.04.

     (b) Subject to the prior receipt of MARAD Approval, Chiles shall use its best efforts to satisfy as promptly as practicable, all conditions to the execution, delivery and performance of the Merger Agreement set forth in Section 2.02; PROVIDED, HOWEVER, that nothing contained herein shall require Chiles to effect a Successful IPO, it being understood that the decision whether or not to proceed with any offering of Chiles' securities shall be within the sole discretion of Chiles.

     SECTION 5.03. ACCESS TO INFORMATION. The Perforadora Parties agree that, prior to the Effective Date, Chiles shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation and examination of the books and records of the Perforadora Entities and any other entities formed in connection with the Intermediate Transactions (including, without limitation, records of all of their respective meetings or consents and approvals of stockholders and boards of directors, stock certificate books and stock transfer ledgers) as Chiles reasonably requests to determine whether the Intermediate Transactions are in form and substance reasonably satisfactory to Chiles as contemplated by
Section 1.01(b) and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Perforadora Parties shall cooperate fully therein. No investigation by Chiles prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Perforadora Parties contained in this Agreement or the Transaction Documents. In order that Chiles may have full opportunity to make such investigation and examination, the Perforadora Parties shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Perforadora Entities to cooperate fully with such representatives of Chiles in connection therewith.

     SECTION 5.04. BAREBOAT CHARTER. (a) Subject to the consent of the Maritime Administrator, Perforadora and Chiles hereby agree that the Bareboat Charter shall terminate on the Effective Date and no further action on behalf of the Perforadora Entities or Chiles shall be required to effect such termination; PROVIDED, HOWEVER, that, upon such termination (and notwithstanding anything to the contrary contained in the Bareboat Charter), the following provisions shall apply: (a) the Bareboat Charter shall be deemed to have terminated as of the date hereof and a final accounting shall be made in accordance with the terms of the Bareboat Charter as if it had been terminated on the date hereof and (b) Chiles shall be deemed to have been the "Owner" of the Rig under the Bareboat Charter from and after the date hereof and, consequently, all of the revenues from, and expenses (including debt service with respect to the Title XI Bonds) of, operating the Rig under the Bareboat Charter from and after the date hereof shall be for the account of Chiles. On the Effective Date, Perforadora shall repay to Chiles all Hire and Supplemental Hire paid by Chiles under the Bareboat Charter for all periods after the date hereof; PROVIDED, HOWEVER, that if Perforadora shall have made any payments of debt service on the Title XI Bonds due after the date hereof, then the aggregate amount of such payments shall be deducted from the amount to be repaid by Perforadora to Chiles on the Effective Date and, PROVIDED FURTHER, that, if the aggregate Hire and Supplemental Hire paid by Chiles under the Bareboat Charter for all periods after the date hereof is less than the aggregate amount of all such payments of debt service on the Title XI Bonds made by Perforadora, then Chiles shall pay to Perforadora on the Effective Date the difference between such aggregate amount of payments on the Title XI Bonds and the aggregate Hire and Supplemental Hire paid by Chiles under the Bareboat Charter. Nothing contained herein shall release the parties to the Bareboat Charter from any liability for a breach thereof prior to the Effective Date (it being understood and agreed that Perforadora shall be liable for any breach as the Owner thereunder on or prior to the Effective Date notwithstanding any transfer of the Transferred Assets and Transferred Liabilities contemplated hereby).

     (b) Notwithstanding anything to the contrary contained in Section 5.04(a) but subject to the consent of the Maritime Administrator, Chiles and Perforadora agree to establish an escrow account (the "Escrow") with an escrow agent selected by Chiles with the approval of Perforadora, which approval shall not be unreasonably withheld if such escrow agent is a bank or recognized financial institution (the escrow agent so selected being referred to as the "Escrow Agent"), pursuant to which Chiles shall deposit all Hire and Supplemental Hire otherwise payable by Chiles to Perforadora under the Bareboat Charter for all periods after the date hereof and prior to the Effective Date or Termination Date, as applicable. Pursuant to the terms of the Escrow, the amounts deposited into the Escrow together with any interest or income thereon (collectively, the "Escrow Fund") shall be paid by the Escrow Agent (i) to Chiles on the Effective Date in full or partial satisfaction of Perforadora's payment obligation under the penultimate sentence of Section 5.04(a) hereof, or (ii) in the event of termination of this Agreement prior to the Effective Date, to Perforadora on the Termination Date; PROVIDED, HOWEVER, the Escrow Agent shall disburse funds from the Escrow Fund to pay any debt service on the Title XI Bonds due after the date hereof.

                                   ARTICLE VI
                                 INDEMNIFICATION

     Section 6.01. Indemnification.

     (a) The Perforadora Parties hereby jointly and severally agree to indemnify and hold Chiles and its respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "SELLER INDEMNIFIED PARTIES") harmless from and against:

          (i) any and all liabilities of the Perforadora Parties or the Delaware Entities, except for the Transferred Liabilities and liabilities incurred by the Delaware Entities after the "EFFECTIVE TIME" (as defined in the Merger Agreement) and whether or not such liabilities are referred to, disclosed in, or otherwise covered by any of the representations or warranties of the Perforadora Parties (including the schedules related thereto) contained in this Agreement;

          (ii) Any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Perforadora Parties set forth in Article III hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Perforadora Parties pursuant to this Agreement to be true and correct in all respects as of the date made;

          (iii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Perforadora Parties under this Agreement;

          (iv) any and all Taxes of the Stockholders, the Perforadora Entities or their Affiliates arising out of the Intermediate Transactions or the Merger (including, without limitation, any liabilities of the foregoing Persons for Taxes that, by operation of law, may be assumed by Chiles or its Affiliates as a result of the Merger); and

          (v) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' and other professionals' fees and disbursements (collectively, "EXPENSES") incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder (collectively, "LOSSES").

     (b) Chiles hereby agrees to indemnify and hold the Perforadora Parties, their respective Affiliates, agents, successors and assigns (collectively, the "CHILES INDEMNIFIED PARTIES") harmless from and against:

          (i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of Chiles set forth in
     Article IV hereof, or any representation or warranty contained in any certificate delivered by or on behalf of Chiles pursuant to this Agreement, to be true and correct as of the date made;

          (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Chiles under this Agreement; and

          (iii) any and all Expenses incident to the foregoing.

     SECTION 6.02. INDEMNIFICATION PROCEDURES.

     (a) In the event that any Legal Proceedings shall be instituted or that any claim or demand (a "CLAIM") shall be asserted by any Person in respect of which payment may be sought under Section 6.01 hereof, the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) Business Days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim that relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; PROVIDED, HOWEVER, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable and, PROVIDED, FURTHER, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

     (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 Business Days after the date of such notice (the "PAYMENT DUE DATE").

     (c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

     (d) Notwithstanding anything to the contrary contained in this Section 6.02, any and all notices to be furnished, elections to be made or agreements to be entered into by any Stockholder under this Section 6.02 shall be furnished, made or entered into on behalf of such Stockholder by the Stockholders' Representative (and any such notice furnished, election made or agreement entered into by the Stockholders' Representative shall be binding upon such Stockholder), and Chiles shall only be required to provide notice to and otherwise deal with the Stockholders' Representative in exercising its rights or complying with its obligations under this Section 6.02.

                                  ARTICLE VII
                                  MISCELLANEOUS

     Section 7.01. Certain Definitions.

     For purposes of this Agreement, the following terms shall have the meanings specified in this Section 7.01:

     "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person (it being understood that, for purposes hereof, Chiles shall not be deemed to be an Affiliate of any of the Perforadora Parties).

     "AGREEMENT" shall have the meaning set forth in the preamble hereto.

     "BAREBOAT CHARTER" shall have the meaning set forth in the first recital hereof.

     "CHILES INDEMNIFIED PARTIES" shall have the meaning set forth in Section
6.01 hereof.

     "CHILES SEC DOCUMENTS" shall have the meaning set forth in Section 4.01 hereof.

     "CHILES" shall have the meaning set forth in the preamble hereto.

     "CLAIM" shall have the meaning set forth in Section 6.02 hereof.

     "CONTRACT" means any contract, agreement, indenture, note, BOND, loan, instrument, lease, commitment or other arrangement or agreement.

     "DELAWARE ENTITIES" shall have the meaning set forth in Section 1.01.

     "EFFECTIVE DATE" shall have the meaning ascribed to such term in Section 1.02(c) hereof.

     "EFFECTIVE TIME" shall have the meaning set forth in Section 6.01 hereof.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXPENSES" shall have the meaning set forth in Section 6.01 hereof.

     "GIA" shall have the meaning set forth in the preamble hereto.

     "GOVERNMENTAL BODY" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

     "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, patent, trade secret, copyright, know-how or other type of intellectual property right (including any registrations or applications for registration of the foregoing).

     "INTERMEDIATE TRANSACTIONS" shall have the meaning set forth in Section
1.01 hereof.

     "LAW" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

     "LEGAL PROCEEDING" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

     "LIEN" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

     "LOSSES" shall have the meaning set forth in Section 6.01 hereof.

     "MARAD APPROVAL" shall have the meaning set forth in Section 5.01 hereof.

     "MERGER" shall have the meaning set forth in Section 3.02 hereof.

     "MERGER AGREEMENT" shall have the meaning set forth in Section 1.02 hereof.

     "ORDER" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

     "PAYMENT DUE DATE" shall have the meaning set forth in Section 6.02 hereof.

     "PERFORADORA DELAWARE" shall have the meaning set forth in Section 1.01 hereof.

     "PERFORADORA ENTITIES" shall have the meaning set forth in Section 1.01 hereof.

     "PERFORADORA PARTIES" shall have the meaning set forth in the preamble hereto.

     "PERFORADORA" shall have the meaning set forth in the preamble hereto.

     "PERMITS" means any approvals, authorizations, consents, licenses, permits or certificates.

     "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

     "RIG" shall have the meaning set forth in the first recital hereof.

     "Rig Contracts" shall mean (i) the Bareboat Charter, (ii) the License Agreement between LeTourneau and Texas Dry Dock, Inc. dated April 22, 1997 for LeTourneau Super 116 (including a separate confidentiality agreement and an ancillary agreement attached as Exhibit "F" and Exhibit "G" thereto, respectively, as such Exhibit "G" was amended on January 21, 2000), (iii) the Transfer and Assignment of Licenses, Immunity and Warranties from Friede Goldman Offshore Texas, Limited Partnership to Perforadora dated January 21, 2000, (iv) the Kit Construction Agreement between LeTourneau, Inc. and Texas Dry Dock, Inc. dated April 22, 1997 for LeTourneau Super 116, (v) the Purchase Contract between Perforadora and National Oil Well, L.P. dated June 20, 1997, and (vi) the Platform Construction Contract between TDI - Halter, Inc. and Perforadora dated April 22, 1997, including Addendum No. 1 attached thereto.

     "SEC" shall have the meaning set forth in Section 4.01 hereof.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SELLER INDEMNIFIED PARTIES" shall have the meaning set forth in Section
6.01 hereof.

     "STOCKHOLDERS" shall have the meaning set forth in the preamble hereto.

     "STOCKHOLDERS' REPRESENTATIVE" shall mean Patricio Alvarez Morphy or such other Person as may be designated by written notice of all of the Stockholders to Chiles.

     "SUCCESSFUL IPO" shall mean the sale of shares of common stock of Chiles pursuant to an effective registration statement under the Securities Act in which Chiles receives gross proceeds of not less than U.S. $100 million.

     "TAXES" means (i) all U.S. or Mexican federal, state, local or other taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or
(ii).

     "TERMINATION DATE" shall have the meaning set forth in Section 8.01 hereof.

     "TITLE XI BONDS" means the Perforadora Parties' outstanding 5.63% United States Government Guaranteed Export Ship Financing Bonds, 1998 Series due July 15, 2011 relating to the Rig.

     "TONALA DELAWARE" shall have the meaning set forth in Section 1.01 hereof.

     "TRANSFERRED ASSETS" means the Rig and any and all rights under the Rig Contracts.

     "TRANSFERRED LIABILITIES" means obligations under the Title XI Bonds relating to the Rig and obligations to be performed after the Effective Date under the terms of the Rig Contracts and other agreements and instruments relating thereto, except as otherwise provided with respect to the Bareboat Charter in Section 5.04.

     SECTION 7.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by the parties hereto.

     SECTION 7.03. EXPENSES. Except as otherwise provided in this Agreement, the Perforadora Parties shall bear their own expenses and the expenses of the Delaware Entities, and Chiles shall bear its own expenses, incurred in connection with the negotiation, execution and performance of the Transaction Documents and the consummation of the transactions contemplated thereby.

     SECTION 7.04. FURTHER ASSURANCES. The Perforadora Parties and Chiles each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 7.05. SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

     (a) Except as otherwise provided in the Merger Agreement, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal court located in the City of Houston, Texas (or, in the event that such federal court does not have subject matter jurisdiction over the controversy, any state District Court located in Harris County, Texas) over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 7.09.

     SECTION 7.06. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 7.07. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law provisions thereof that would require the application of the laws of any other jurisdiction.

     SECTION 7.08. SECTION HEADINGS. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     SECTION 7.09. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

     If to Perforadora, GIA or any Stockholder, to:

          Mr. Patricio Alvarez Morphy
          c/o Perforadora Central, S.A. de C.V.
          Montes Urales 520
          Lomas de Chapultepec
          Mexico, 11,000, D.F.
          Facsimile:  011 525 520 1859

     With a copy to:

          Milling Benson Woodward L.L.P.
          909 Poydras Street
          Suite 2300
          New Orleans, Louisiana  70112
          Attention:  Neal Hobson, Esq.
                      Charles A. Snyder, Esq.
          Facsimile:  504-569-7001

     If to Chiles, to:

          Mr. Dick Fagerstal
          c/o SEACOR SMIT Inc.
          1370 Avenues of the Americas
          New York, New York  10019
          Facsimile:  212-582-8522

     With a copy to:
          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, New York  10153
          Attn:  David Zeltner, Esq.
          Facsimile:  212-310-8927

     SECTION 7.10. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect; PROVIDED, HOWEVER, that if any such invalidity or unenforceability would materially alter the economic results of the transactions contemplated by this Agreement, then this Agreement shall terminate and be of no further force or effect.

     SECTION 7.11. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

     SECTION 7.12. STOCKHOLDERS' REPRESENTATIVE. Stockholders' Representative is hereby designated as the representative of the Stockholders to act for and represent the Stockholders with respect to all matters with respect to which this Agreement specifies that the Stockholders' Representative shall so act, as well as matters which require notice to be given to the Stockholders under this Agreement, and all actions taken as the Stockholders' Representative on behalf of any Stockholder pursuant to this Agreement shall be binding upon such Stockholder and Chiles shall be entitled to rely thereon for purposes of this Agreement.

                                  ARTICLE VIII
                                   TERMINATION

     SECTION 8.01. TERMINATION OF AGREEMENT. This Agreement may be terminated and the Merger contemplated herein abandoned at any time prior to the Effective Date as follows:

          (a) by mutual written consent of Chiles and the Perforadora Parties;

          (b) at the election of Chiles or the Perforadora Parties upon the expiration of the Bareboat Charter in accordance with its terms (the "TERMINATION DATE") if the Effective Date shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

          (c) upon an actual, constructive, agreed or compromised total loss of the Rig unless, in the case of a constructive, agreed or compromised total loss, the parties hereto, with the consent of the Maritime Administrator, agree to repair the Rig

          (d) By either Chiles or the Perforadora Parties if there has been a material breach by the other of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the party committing such breach; PROVIDED, HOWEVER, that the right to effect such cure shall not extend beyond the Termination Date; and

          (e) if any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 8.02. PROCEDURE UPON TERMINATION. In the event of termination and abandonment by the Perforadora Parties or Chiles, or both, pursuant to Section
8.01 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the Merger contemplated hereby shall be abandoned, without further action by the Perforadora Parties or Chiles.

     SECTION 8.03. EFFECT OF TERMINATION. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Perforadora Parties or Chiles; PROVIDED, HOWEVER, that nothing in this Section
8.03 shall relieve the Perforadora Parties or Chiles of any liability for a breach of this Agreement arising prior to such termination.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                              CHILES OFFSHORE LLC

                              By: /s/ William E. Chiles
                                 -----------------------------------------------
                                 Name: William E. Chiles
                                 Title: President

                              PERFORADORA CENTRAL, S.A. de C.V.

                              By: /s/ Patricio Alvarez Morphy
                                 -----------------------------------------------
                                 Name: Patricio Alvarez Morphy
                                 Title: President

                              GRUPO INDUSTRIAL ATLANTIDA, S.A. de C.V.

                              By: /s/ Patricio Alvarez Morphy
                                 -----------------------------------------------
                                 Name: Patricio Alvarez Morphy
                                 Title: President

                              STOCKHOLDERS
                                  /s/ Patricio Alvarez Morphy
                                 -----------------------------------------------
                                 Patricio Alvarez Morphy

                                  /s/ Javier Alvarez Morphy
                                 -----------------------------------------------
                                 Javier Alvarez Morphy

                                  /s/ Luis Alvarez Morphy
                                 -----------------------------------------------
                                 Luis Alvarez Morphy

                                  /s/ Enrique Chavez Quintana
                                 -----------------------------------------------
                                 Enrique Chavez Quintana

                                    EXHIBIT A
                                    ---------

                            INTERMEDIATE TRANSACTIONS
                            -------------------------

     (i) Perforadora shall form a wholly-owned subsidiary (herein called
"PC(2)");

     (ii) Perforadora shall transfer the Transferred Assets and Transferred Liabilities to PC(2), which shall have no other assets, debts or liabilities;

     (iii) Perforadora shall spin-off PC(2) to GIA;

     (iv) PC(2) shall merge into GIA, which thereby will acquire the Transferred Assets and Transferred Liabilities;

     (v) GIA shall form a wholly-owned subsidiary (herein called "GIA(2)");

     (vi) GIA shall transfer the Transferred Assets and Transferred Liabilities to GIA(2), which shall have no other assets, debts or liabilities;

     (vii) GIA shall spin-off GIA(2) to the Stockholders;

     (viii) The Stockholders shall form Perforadora Delaware, which shall be wholly owned by them, and shall cause GIA(2) to merge into Perforadora Delaware (the "PERFORADORA DELAWARE MERGER"), as a result of which Perforadora Delaware will acquire the Transferred Assets and Transferred Liabilities and shall have no other assets, debts or liabilities; and

     (ix) Perforadora Delaware shall form Tonala Delaware, which shall be a wholly-owned subsidiary of Perforadora Delaware and contribute the Transferred Assets and Transferred Liabilities to Perforadora Delaware, which shall have no other assets, debts or liabilities.

                                    Exhibit B

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                               [PERFORADORA INC.]

                                       And

                              CHILES OFFSHORE INC.
                              --------------------
                              Dated as of __, 2000



                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of __, 2000 (this "AGREEMENT"), between [Perforadora Inc.,] a Delaware corporation, ("PERFORADORA DELAWARE") and Chiles Offshore Inc., a Delaware corporation ("CHILES").

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Perforadora Delaware and Chiles have determined that it is desirable and in the best interests of the parties to this Agreement and their respective stockholders to provide for the merger of Perforadora Delaware with and into Chiles (the "MERGER"); and

     WHEREAS, the stockholders of Perforadora Delaware have approved this Agreement and the Merger contemplated hereby; and

     WHEREAS, this Agreement is the Merger Agreement contemplated by the Agreement With Respect to Ownership of the Tonala, dated as of July , 2000 (the "AGREEMENT WITH RESPECT TO OWNERSHIP"), by and among Chiles, Perforadora Central, S.A. de C.V., a corporation organized under the laws of Mexico, Grupo Industrial Atlantida, S.A. de C.V., a corporation organized under the laws of Mexico ("GIA"), and the stockholders of GIA, and capitalized terms used herein, but not defined herein, shall have the meanings set forth in the Agreement with Respect to Ownership.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties, intending to be legally bound, hereby agree as follows:

                                   Article I

                                   The Merger

     1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Perforadora Delaware shall be merged with and into Chiles at the Effective Time (as hereinafter defined). At the Effective Time, the separate existence of Perforadora Delaware shall cease, and Chiles shall continue as the surviving corporation (the "SURVIVING CORPORATION").

     1.2 EFFECTIVE TIME. On the date of the execution and delivery of this Agreement by the parties hereto or as promptly as possible thereafter, the parties hereto shall file with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE") a certificate of merger (the "CERTIFICATE OF MERGER") or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger.

The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State (the "EFFECTIVE TIME").

     1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in
Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Chiles and Perforadora Delaware shall vest in the Surviving Corporation, and all debts, liabilities and duties of Chiles and Perforadora Delaware shall be and become the debts, liabilities and duties of the Surviving Corporation.

     1.4 CERTIFICATE OF INCORPORATION; BY-LAWS.

     (a) At the Effective Time, Chiles' certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The by-laws of Chiles as in effect at the Effective Time shall, from and after the Effective Time, be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.5 DIRECTORS. The directors of Chiles at the Effective Time shall, from and after the Effective Time, become the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; PROVIDED, HOWEVER, that Chiles shall use its best efforts to cause Patricio Alvarez Morphy and one designee of Patricio Alvarez Morphy who shall be acceptable to the Board of Directors of Chiles to each become members of the Board of Directors of Chiles upon the occurrence of the Effective Time or as soon thereafter as practical.

     1.6 OFFICERS. The officers of Chiles at the Effective Time shall, from and after the Effective Time, become the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   Article II

                              CONVERSION OF SHARES

     2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any further action on the part of any holder of (i) any shares of common stock, par value [$.01] per share, of Perforadora Delaware (the "PERFORADORA DELAWARE COMMON STOCK") or (ii) any shares of common stock, par value $.01 per share, of Chiles (the "CHILES COMMON STOCK"):

     (a) CONVERSION OF COMMON STOCK. Each share of Perforadora Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the applicable portion of the Total Merger Consideration as determined pursuant to Section 2.1(c).

     (b) TOTAL MERGER CONSIDERATION. The "TOTAL MERGER CONSIDERATION" shall consist of the number of shares of Chiles Common Stock (rounded to the nearest whole share) as is equal to 24% of the sum of (A) the number of shares of Chiles Common Stock outstanding immediately prior to the Successful IPO (as defined in the Agreement with Respect to Ownership) (but excluding any shares issued in respect of options or rights to purchase membership interests exercised prior to the Successful IPO) and (B) the number of shares of Chiles Common Stock comprising the Total Merger Consideration. For purposes of example, if holders of Chiles Common Stock owned 8,485,810 shares immediately prior to the sale of shares in the Successful IPO (excluding any shares issued upon the pre-Successful IPO exercise of options or rights), the Total Merger Consideration would be equal to 2,679,729 shares of Chiles Common Stock.

     (c) COMMON STOCK OF PERFORADORA DELAWARE. Each share of Perforadora Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of shares of Chiles Common Stock (the "MERGER CONSIDERATION") as is equal to the number of shares of Chiles Common Stock comprising the Total Merger Consideration divided by the total number of shares of Perforadora Delaware Common Stock outstanding at the Effective Time.

     2.2 PAYMENT OF MERGER CONSIDERATION. Upon conversion of the shares of Perforadora Delaware Common Stock into the right to receive the Merger Consideration in the manner described in Section 2.1(c), each record holder of issued and outstanding Perforadora Delaware Common Stock shall have a right to receive, and Chiles shall promptly issue to each such holder, a certificate representing such whole number of shares of Chiles Common Stock (rounded to the nearest whole share) equal to the product of (i) the Merger Consideration and
(ii) the number of shares of Perforadora Delaware Common Stock of which such Person is the record holder immediately prior to the Effective Time.

                                  Article III

                                   TERMINATION

     3.1 TERMINATION OF AGREEMENT. This Agreement may be terminated prior to the Effective Time by the mutual written consent of Chiles and Perforadora Delaware;

     3.2 PROCEDURE UPON TERMINATION. In the event of termination by Perforadora Delaware and Chiles pursuant to Section 3.1 hereof, this Agreement shall terminate, and the Merger hereunder shall be abandoned, without further action by Perforadora Delaware or Chiles.

     3.3 EFFECT OF TERMINATION. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Perforadora Delaware or Chiles; PROVIDED, HOWEVER, that nothing in this Article III shall relieve Perforadora Delaware, Chiles or any other party to the Agreement with Respect to Ownership of any liability for a breach of this Agreement or the Agreement with Respect to Ownership arising prior to such termination.

                                   Article IV

                                 MISCELLANEOUS

     4.1 SPECIFIC PERFORMANCE. The parties acknowledge and agree that the breach of this Agreement by either party would cause irreparable damage to the other party and that the non-breaching party will not have an adequate remedy at law. Therefore, the obligations of the parties shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement, the Agreement with Respect to Ownership or otherwise.

     4.2 FURTHER ASSURANCES. The parties agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

     4.3 SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

     (a) The parties hereto hereby irrevocably submit to the jurisdiction of any federal court located in the City of Houston, Texas (or, in the event that such federal court does not have subject matter jurisdiction over the controversy, any state District Court located in Harris County, Texas) over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with Section 4.7 hereof.

     4.4 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with the Agreement with Respect to Ownership and the other documents and instruments contemplated hereby and thereby, represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     4.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflicts of law provisions thereof that would require the application of the laws of any other jurisdiction.

     4.6 SECTION HEADINGS. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     4.7 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

     If to Perforadora Delaware or any Stockholder, to:

               Mr. Patricio Alvarez Morphy
               c/o Perforadora Central, S.A. de C.V.
               Montes Urales 520
               Lomas de Chapultepec
               Mexico, 11000, D.F.
               Facsimile:  [________________]

     With a copy to:

               Milling Benson Woodward L.L.P.
               909 Poydras Street
               Suite 2300
               New Orleans, Louisiana  70112
               Attention:    Neal Hobson, Esq.
                             Charles A. Snyder, Esq.
               Facsimile:    504-569-7001

     If to Chiles, to:

               Mr. Dick Fagerstal
               c/o SEACOR SMIT Inc.
               1370 Avenues of the Americas
               New York, New York  10019
               Facsimile:  212-582-8522

     With a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, NY  10153
               Attn:  David Zeltner, Esq.
               Facsimile:  212-310-8927

     4.8 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect provided, however, that if any such invalidity or unenforceability would materially alter the economic results of the transactions contemplated by this Agreement, then this Agreement shall terminated and be of no further force or effect.

     4.9 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either of the parties hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consents shall be void.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                              CHILES OFFSHORE INC.

                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                              [PERFORADORA INC.]


                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

        Schedule 3.04: Consents and Approvals of the Perforadora Parties

- Authorization from the Mexican Ministry of Foreign Affairs for the use of corporate names PC2, S.A. de C.V. and GIA2, S.A. de C.V.

- Resolution of the stockholders of Perforadora Central, S.A. de C.V. for the spin-off of PC2, S.A. de C.V.

- Publications in a local newspaper and in the Official Daily of Federation of the spin-off notice of Perforadora Central, S.A. de C.V.

- Recording of the public deed formalizing the spin-off of PC2, S.A. de C.V. before the Public Registry of Commerce of Mexico City.

- Approvals from the creditors of Perforadora Central, S.A. de C.V. in connection with the spin-off.

- Resolution of the stockholders of PC2, S.A. de C.V. and Grupo Industrial Atlantida, S.A. de C.V. in connection with the merger of such companies.

- Publication in the Official Daily of the Federation of the merger notice of PC2, S.A. de C.V. and Grupo Industrial Atlantida, S.A. de C.V.

- Recording of the public deed formalizing the merger of PC2, S.A. de C.V. and Grupo Industrial Atlantida, S.A. de C.V. before the Public Registry of Commerce of Mexico City.

- Approvals from the creditors of PC2, S.A. de C.V. and Grupo Industrial Atlantida, S.A. de C.V. in connection with the merger.

- Notice before the Mexican Competition Commission in connection with the merger of PC2, S.A. de C.V. and Grupo Industrial Atlantida, S.A. de C.V.

- Resolution of the stockholders of Grupo Industrial Atlantida, S.A. de C.V. for the spin-off of GIA2, S.A. de C.V.

- Publications in a local newspaper and in the Official Daily of Federation of the spin-off notice of Grupo Industrial Atlantida, S.A. de C.V.

- Recording of the public deed formalizing the spin-off before the Public Registry of Commerce of Mexico City.

- Approvals from the creditors of Grupo Industrial Atlantida, S.A. de C.V. in connection with the spin-off.

- Resolution of the stockholders of GIA2, S.A. de C.V. and Perforadora Delaware in connection with the merger of such companies.

- Publication in the Official Daily of the Federation of the merger notice of GIA2, S.A. de C.V. and Perforadora Delaware.

- Recording of the public deed formalizing the merger of GIA2, S.A. de C.V. and Perforadora Delaware before the Public Registry of Commerce of Mexico City.

- Approvals from the creditors of GIA2, S.A. de C.V. and Perforadora Delaware in connection with the merger.

-    MARAD Approval

     Schedule 3.06: CONTINUING OBLIGATIONS UNDER THE RIG CONTRACTS

                                      None

                            Schedule 3.11. INSURANCE

                                      None

                 Schedule 4.04: CONSENTS AND APPROVALS OF CHILES

                                 MARAD Approval